                                                                    Exhibit 99.2


Consolidated Financial Statements of

CENTRINITY INC.

Years ended September 30, 2002 and 2001

Auditors' Report to the Shareholders

We have audited the consolidated balance sheet of Centrinity Inc. as at September 30, 2002 and the consolidated statements of operations and deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2002 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

The consolidated financial statements as at September 30, 2001 and for the year then ended were audited by other auditors, who expressed an opinion without reservation on those financial statements in their report dated November 12, 2001, except as to Note 17, which is as of January 6, 2003.


/s/ KPMG LLP

Chartered Accountants

Toronto, Canada

January 16, 2003

CENTRINITY INC.
Consolidated Balance Sheets

September 30, 2002 and 2001
(expressed in Canadian dollars)

--------------------------------------------------------------------------------------------------------------
                                                                                     2002                 2001
--------------------------------------------------------------------------------------------------------------
Assets

Current assets:
     Cash and cash equivalents unrestricted                               $    11,959,518       $   18,794,828
     Cash and cash equivalents, restricted (note 3)                             1,168,421            1,400,000
     Accounts receivable (note 4)                                               4,880,946            4,859,522
     Inventory                                                                    228,332              466,638
     Prepaid expenses and deposits                                              1,033,446            1,053,364
--------------------------------------------------------------------------------------------------------------
                                                                               19,270,663           26,574,352

Capital assets, net of accumulated amortization (note 5)                        3,386,942            4,516,491

Intangible assets, net of accumulated amortization (note 6)                     2,295,408            3,414,399

--------------------------------------------------------------------------------------------------------------
                                                                          $    24,953,013       $   34,505,242
==============================================================================================================

Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable and accrued liabilities                             $     7,986,388       $    9,024,515
     Income taxes payable                                                               -               71,118
     Deferred revenue                                                           5,984,184            3,136,795
     Current portion of obligations under capital lease (note 7)                  251,066              233,713
--------------------------------------------------------------------------------------------------------------
                                                                               14,221,638           12,466,141

Deferred revenue                                                                2,375,117            1,282,085

Obligations under capital lease (note 7)                                          323,346              574,533

Long-term accrued liabilities (note 8)                                          1,720,485            1,381,576

Shareholders' equity:
     Share capital (note 9)                                                    87,702,892           87,598,798
     Deficit                                                                  (81,390,465)         (68,797,891)
--------------------------------------------------------------------------------------------------------------
                                                                                6,312,427           18,800,907

Commitments (note 14)
Subsequent event (note 18)

--------------------------------------------------------------------------------------------------------------
                                                                          $    24,953,013       $   34,505,242
==============================================================================================================

See accompanying notes to consolidated financial statements.

CENTRINITY INC.
Consolidated Statements of Operations and Deficit

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
------------------------------------------------------------------------------
                                                       2002               2001
------------------------------------------------------------------------------

Revenue                                      $   18,532,868      $  17,151,037

Cost of sales                                     3,853,984          1,244,166
------------------------------------------------------------------------------

Gross profit                                     14,678,884         15,906,871

Expenses:
     Sales, marketing and sales support          12,272,001         31,724,456
     Research and development                     4,692,921          5,231,083
     General and administrative (note 11)         9,276,148         18,191,049
     Amortization of capital assets                 908,006          1,166,031
     Amortization of intangible assets            1,118,991          7,317,115
------------------------------------------------------------------------------
                                                 28,268,067         63,629,734
------------------------------------------------------------------------------

Loss before the undernoted items                (13,589,183)       (47,722,863)

Interest income                                     291,383          1,696,229

Foreign exchange gain                               705,226          1,121,031
------------------------------------------------------------------------------

Loss before future income taxes                 (12,592,574)       (44,905,603)

Future income taxes (note 12)                             -         (1,560,777)
------------------------------------------------------------------------------

Loss for the year                               (12,592,574)       (43,344,826)

Deficit, beginning of year                      (68,797,891)       (25,453,065)

------------------------------------------------------------------------------
Deficit, end of year                         $  (81,390,465)     $ (68,797,891)
==============================================================================
Loss per share, basic and diluted            $        (0.47)     $       (1.81)

==============================================================================

Weighted average number of common
   shares outstanding                            24,114,660         23,929,199

==============================================================================


See accompanying notes to consolidated financial statements.

CENTRINITY INC.
Consolidated Statements of Cash Flows

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)

--------------------------------------------------------------------------------------------------------------
                                                                                     2002                 2001
--------------------------------------------------------------------------------------------------------------
Cash provided by (used in):

Operating activities:
     Loss for the year                                                   $    (12,592,574)     $   (43,344,826)
     Items not affecting cash:
         Amortization of capital and intangible assets                          2,357,868            8,483,146
         Write-down of capital assets                                                   -            1,006,802
         Future income tax recovery                                                     -           (1,598,657)
     Change in non-cash working capital balances:
         Accounts receivable                                                      (21,424)          (1,076,916)
         Inventory                                                                238,306             (119,182)
         Prepaid expenses and deposits                                             19,918              275,157
         Accounts payable and accrued liabilities                                 699,218            5,665,515
         Income taxes payable                                                     (71,118)             (58,882)
         Deferred revenue                                                       3,940,421            3,245,769
--------------------------------------------------------------------------------------------------------------
                                                                               (6,827,821)         (27,522,074)

Financing activities:
     Issuance of shares and warrants, net
       of costs of issuance                                                       104,094            3,079,064
     Payments of obligations under capital lease                                 (233,834)                   -
--------------------------------------------------------------------------------------------------------------
                                                                                 (129,740)           3,079,064

Investing activities:
     Reduction (increase) in restriction against cash and cash equivalents        231,579           (1,400,000)
     Acquisition of capital assets                                               (109,328)          (3,577,490)
--------------------------------------------------------------------------------------------------------------
                                                                                  122,251           (4,977,490)

--------------------------------------------------------------------------------------------------------------

Decrease in cash and cash equivalents, unrestricted                            (6,835,310)         (29,420,500)

Cash and cash equivalents, unrestricted, beginning of year                     18,794,828           48,215,328
--------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, unrestricted, end of year                     $     11,959,518      $    18,794,828
==============================================================================================================

Supplemental cash flow information:
     Interest received                                                   $        291,383      $     1,515,839
     Interest paid                                                                 50,099                    -

Supplemental disclosure of non-cash transactions:
     Issuance of shares related to acquisitions (note 2)                                -            1,440,000
     Acquisition of capital assets financed by lease obligation                         -              808,246

==============================================================================================================


See accompanying notes to consolidated financial statements.

CENTRINITY INC.
Notes to Consolidated Financial Statements

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------


Centrinity Inc.'s (the "Company") primary business is the development, marketing and distribution of unified communications and collaborative software solutions to telecommunications service providers, enterprise and learning organizations. The Company's shares trade publicly on the Toronto Stock Exchange, under the symbol CTI.

1.     Significant accounting policies:

       These financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada, which, except as set out in note 17, do not materially differ from accounting principles generally accepted in the United States, and reflect the following policies:

       (a) Basis of presentation:

           These consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned. All intercompany balances and transactions have been eliminated.

       (b) Cash and cash equivalents:

           For the purposes of the consolidated financial statements, cash and cash equivalents are defined as highly liquid investments with maturities of three months or less at the date of acquisition.

       (c) Inventory:

           Inventory comprising hardware, products and third party software licenses is valued at the lower of cost and net realizable value. Cost is determined on the average cost basis.

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

1.     Significant accounting policies (continued):

       (d) Capital assets:


           Capital assets are stated at cost, net of related investment tax credits. Amortization is charged to earnings over the estimated useful lives of the assets at the following rates per annum:

           ------------------------------------------------------------------------------
           Asset                                      Basis                          Rate
           ------------------------------------------------------------------------------

           Office equipment and furniture             Declining
           balance                                    20%
           Computer equipment                         Declining
           balance                                    30%
           Trade show booth                           Declining
           balance                                    20%
           Computer software and reference material   Straight line                1 year
           Leasehold improvements                     Straight line    Over term of lease
           ==============================================================================


       (e) Intangible assets:


           Intangible assets include amounts allocated to the fair value of acquired technology and goodwill. These intangibles are being amortized over periods of two to five years.

           The Company reassesses the recoverability of the intangible assets on a periodic basis and where appropriate, writes such amounts down to an amount not in excess of their estimated net realizable value based on future cash flows on a non-discounted basis.

           In 2001, the Canadian Institute of Chartered Accountants approved Handbook Sections 1581, "Business Combinations," and 3062, "Goodwill and Other Intangible Assets." The new standards mandate the purchase method of accounting for business combinations initiated on or after July 1, 2001. These new standards also establish criteria for identifying and measuring intangible assets acquired in business combinations that are recorded and reported apart from goodwill. Goodwill and intangible assets with indefinite useful lives are no longer amortized, but instead are tested at least annually for impairment by comparing their fair values with their book values. The new standards do not change the accounting for intangible assets with determinable lives, so they continue to be amortized over their estimated useful lives and tested for impairment by comparing their book values with the undiscounted cash flow expected to be received from their use. The new standards are substantially consistent with U.S. GAAP.

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

1.     Significant accounting policies (continued):

           Effective July 1, 2001, goodwill acquired in business combinations completed after June 30, 2001 is not amortized. In addition, the criteria for recognition of intangible assets apart from goodwill and the valuation of the shares issued in a business combination apply to business combinations completed after June 30, 2001.

           Upon adoption of the standards beginning October 1, 2002, the Company will discontinue amortization of all existing goodwill, evaluate existing intangible assets and make any necessary reclassifications in order to conform with the new criteria for recognition of intangible assets apart from goodwill, and test for impairment in accordance with the new standards. The Company has determined that it does not have any intangible assets having indefinite lives under the new standards.

           Section 3062 requires the completion of a transitional goodwill impairment evaluation within six months of adoption. If goodwill continues to be reported under the new standards, this goodwill will be tested to determine if there is any indication that this goodwill is impaired. To accomplish this, the Company will identify its "reporting units" and determine the book value of each reporting unit by assigning assets and liabilities, including the existing goodwill and intangible assets, to those reporting units. The Company then has until March 31, 2002 to calculate the fair value of each reporting unit and compare it to the reporting unit's book value. If the reporting unit's book value exceeds its fair value, the Company will be required to perform the second step of the transitional impairment test before September 30, 2003, by calculating the "implied fair value" of the reporting unit's goodwill, and comparing it to the book value of the goodwill. Any shortfall of the implied fair value of the goodwill compared to its book value will be recognized as an effect of a change in accounting policy and will be charged to the opening deficit for 2003, without restatement of prior periods.

           As of September 30, 2002, the Company has unamortized goodwill of approximately $2,295,000, which is subject to the transitional provisions of Sections 1581 and 3062. Amortization expense related to goodwill was approximately $1,119,000 for 2002. The Company has determined that it will not be required to recognize any new identifiable intangible assets apart from goodwill or record any transitional impairment losses.

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------


1.     Significant accounting policies (continued):

       (f) Revenue recognition and deferred revenue:

           Revenue from sales of products is recognized when a contract has been executed, the product has been shipped, the sales price is fixed and determinable, and collection of any resulting receivable is probable.

           Revenue earned on software arrangements involving multiple elements (i.e., software products, upgrades/enhancements, post contract customer support, installation, training) is allocated to each element based on vendor specific objective evidence ("VSOE") of fair value of the elements. When arrangements contain multiple elements and VSOE exists for all undelivered elements, the Company recognizes revenue for the undelivered elements using the residual method. The revenue allocated to post contract customer support is recognized ratably over the term of the support and revenue allocated to service elements (such as training and installation) is recognized as the services are performed. Revenue otherwise attributable to post contract customer support is recognized upon shipment when the support term is for a period less than or equal to one year, the estimated costs of providing support is insignificant, and unspecified upgrades are expected to be minimal. For arrangements containing multiple elements in which VSOE does not exist for all undelivered elements, revenue for the delivered and undelivered elements is deferred until VSOE exists or recognized notably over the term of the agreement.

           Revenue earned from application service provider transactions, is recognized as the amounts are due and services are performed.

           Where not all the criteria for revenue recognition have been satisfied but cash has been received, the amount received is recorded as deferred revenue until all revenue recognition criteria have been satisfied.

       (g) Research and development:

           Research costs are expensed when incurred. Development costs are expensed when incurred unless the development project meets the criteria under Canadian GAAP for deferral and amortization. In management's opinion, during all periods presented, no costs met the criteria for deferral.

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

1.     Significant accounting policies (continued):

           Investment tax credits related to research and development expenditures are included in the determination of net income for each period as a reduction of research and development expense. Investment tax credits related to capital assets are recorded as a reduction in the cost of the related assets.

       (h) Income taxes:

           The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

       (i) Foreign currency translation:

           The functional currency of the Company is the Canadian dollar. The Company's foreign subsidiaries are considered to be integrated foreign operations. Foreign-denominated monetary assets and liabilities are translated into Canadian dollars at the rates of exchange prevailing at the balance sheet date. Other assets and liabilities denominated in foreign currencies are translated at the exchange rate prevailing when the assets were acquired or the liabilities incurred. Revenue and expenses are translated at the exchange rate prevailing at the date of the transaction, except for amortization which is translated at the same rates as those used in the translation of the corresponding assets. Translation gains or losses are included in the determination of the loss for the year.

       (j) Stock-based compensation plans:

           The Company has one stock-based compensation plan. No compensation expense is recognized for this plan when stock options are issued. Any consideration paid on the exercise of stock options is credited to share capital.

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

1.     Significant accounting policies (continued):

           In December 2001, the CICA issued Handbook Section 3870, which establishes standards for the recognition, measurement, and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services provided by employees and non-employees. The standard requires that a fair value based method of accounting be applied to all stock-based payments to non-employees and to employee awards that are direct awards of stock, that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instruments. However, the new standard permits the Company to continue its existing policy of recording no compensation cost on the grant of stock options to employees. Consideration paid by employees on the exercise of stock options is recorded as share capital. The standard is effective for the Company's fiscal year beginning October 1, 2002 for awards granted on or after that date. The Company has not assessed the impact of adopting the new standard.

       (l) Basic and diluted loss per share:

           In the first quarter of fiscal 2002, the Company retroactively adopted the new recommendations of the Canadian Institute of Chartered Accountants Handbook Section 3500, "Earnings Per Share". Under the new recommendations, the basic loss per common share is calculated using the weighted average number of shares outstanding during each reporting period. Diluted loss per share is calculated by the treasury stock method and includes the effect of common shares issuable on the exercise of outstanding options and warrants when this impact is dilutive. Prior to the adoption of the new recommendations, fully diluted loss per share was calculated by adjusting basic loss per share for the effect of all dilutive securities outstanding and imputing interest income on cash proceeds derived from the exercise of such securities. The Company was not impacted by this change.

       (m) Use of estimates:

           The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes including the carrying value and recoverable amount of intangible assets. Actual results could differ from those estimates.

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

2.     Acquisition:

       Under the terms the acquisition of FC Sweden AB on March 9, 2000, the Company was required to issue additional shares of common stock to the former shareholders depending on the revenue of the acquired company in each of the years ended December 31, 2000 and December 31, 2001. The maximum number of shares issuable in each year was 100,000. At December 31, 2000, it became more likely than not that the Company would be required to issue 90,000 shares of common stock as additional consideration and, therefore, on December 31, 2000, the Company accrued for their issuance at a value of $1,440,000. This amount was added to the Company's goodwill at December 31, 2000 and is being amortized over the remaining life of the intangible assets. No additional shares were issued based on revenue for the twelve months ended December 31, 2001.

3.     Cash and cash equivalents:

       Cash and cash equivalents, restricted, consists of cash that is pledged as collateral for letters of credit in connection with future lease payments.

4.     Accounts receivable:

       -------------------------------------------------------------------------------------------------------
                                                                                     2002                 2001
       -------------------------------------------------------------------------------------------------------
       Trade                                                                 $  5,518,495         $  5,530,827
       Less allowance for doubtful accounts                                       637,549              671,305

       -------------------------------------------------------------------------------------------------------
                                                                             $  4,880,946         $  4,859,522
       =======================================================================================================

       Bad debts expense of $239,337 was recorded during the year ended September
       30, 2002 (2001 - $455,125). Write-offs and adjustments to the allowance for doubtful accounts of $273,093 (2001 - $292,310) were recorded during the year ended September 30, 2002.

5.     Capital assets:

       -------------------------------------------------------------------------------------------------------
                                                                               Accumulated            Net book
       2002                                                        Cost       amortization               value
       -------------------------------------------------------------------------------------------------------

       Office equipment and furniture                  $      1,747,280     $      846,808        $    900,472
       Computer equipment                                     5,618,924          3,589,608           2,029,316
       Trade show booth                                         356,164            349,900               6,264
       Computer software and reference material                 434,444            434,444                   -
       Leasehold improvements                                   518,227             67,337             450,890

       -------------------------------------------------------------------------------------------------------
                                                       $      8,675,039     $    5,288,097        $  3,386,942
       =======================================================================================================

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

5.     Capital assets (continued):

       Included in office equipment and furniture are assets under capital lease with a net book value of $452,597 (2001 - $565,746).

       -------------------------------------------------------------------------------------------------------
                                                                               Accumulated            Net book
       2001                                                        Cost       amortization               value
       -------------------------------------------------------------------------------------------------------
       Office equipment and furniture                  $      1,542,275     $      611,153      $      931,122
       Computer equipment                                     5,575,894          2,704,040           2,871,854
       Trade show booth                                         558,663            348,743             209,920
       Computer software and reference material                 434,444            400,678              33,766
       Leasehold improvements                                   486,182             16,353             469,829
       -------------------------------------------------------------------------------------------------------
                                                       $      8,597,458     $    4,080,967      $    4,516,491
       =======================================================================================================

6.     Intangible assets:

       -------------------------------------------------------------------------------------------------------
                                                                               Accumulated            Net book
       2002                                                        Cost       amortization               value
       -------------------------------------------------------------------------------------------------------

       Acquired technology                             $     10,730,195     $   10,730,195      $            -
       Goodwill                                              10,724,201          8,428,793           2,295,408

       -------------------------------------------------------------------------------------------------------
                                                       $     21,454,396     $   19,158,988      $    2,295,408
       =======================================================================================================

       -------------------------------------------------------------------------------------------------------
                                                                               Accumulated            Net book
       2001                                                        Cost       amortization               value
       -------------------------------------------------------------------------------------------------------

       Acquired technology                             $     10,730,195     $   10,561,025      $      169,170
       Goodwill                                              10,724,201          7,478,972           3,245,229

       -------------------------------------------------------------------------------------------------------
                                                       $     21,454,396     $   18,039,997      $    3,414,399
       =======================================================================================================

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

7.    Obligations under capital lease:

      The following is a schedule of future minimum lease payments for office equipment and furniture under capital lease:

      -------------------------------------------------------------------------

      Year ending September 30:

      2003                                                        $     283,920
      2004                                                              337,285
      -------------------------------------------------------------------------

      Total lease payments                                              621,205

      Less amount representing interest at 8%                            46,793
      -------------------------------------------------------------------------

      Present value of minimum capital lease payments                   574,412

      Less current portion                                             (251,066)

      -------------------------------------------------------------------------
                                                                  $     323,346
      =========================================================================

8.    Long-term accrued liabilities:

      Long-term accrued liabilities represent the portion of the accrued restructuring liability related to lease obligations payable after September 2003 (refer to note 11).

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------




9.     Share capital:

       Authorized:
           Unlimited Class A common shares
           Unlimited first preferred shares, non-voting
           Unlimited second preferred shares, voting

       Issued:

       -------------------------------------------------------------------------------------------------------
                                                 Units                                  Value
                                      --------------------------  --------------------------------------------
                                          Class A                        Class A
                                           common                         common
                                           shares       Warrants          shares       Warrants          Total
       -------------------------------------------------------------------------------------------------------
       Balance, October 1, 2000        23,128,190        750,373  $   82,448,719   $    631,015   $ 83,079,734
       Exercise and expiry of
         warrants (a)                     692,872       (750,373)      3,056,067       (631,015)     2,425,052
       Exercise of stock options
         (note 10)                        192,900              -         654,012              -        654,012
       Shares to be issued (note 2)        90,000              -       1,440,000              -      1,440,000
       -------------------------------------------------------------------------------------------------------

       Balance, September 30, 2001     24,103,962              -      87,598,798              -     87,598,798
       Exercise of stock options
         (note 10)                         97,725              -         104,094              -        104,094

       -------------------------------------------------------------------------------------------------------
       Balance, September 30, 2002     24,201,687              -  $   87,702,892   $          -   $ 87,702,892
       =======================================================================================================

       (a) During the fiscal year ended September 30, 2001, 692,872 warrants were exercised and 57,501 expired unexercised, leaving no warrants outstanding at September 30, 2001.

10.    Stock option plan:

       The Company has established a stock option plan for its directors, executive officers, employees and other key personnel. The Board of Directors may designate which directors, officers, employees and other key personnel of the Company are to be granted options. The expiry date and price payable upon the exercise of any option granted are fixed by the Board of Directors at the time of grant, subject to regulatory requirements. An option granted under the stock option plan may vest at such times as the Board of Directors of the Company may determine at the time of the grant, subject to the rules of any stock exchange or other regulatory body having jurisdiction. Options are not assignable. Provision is made for accelerated vesting in certain circumstances and early termination in the event of death or cessation of employment.

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

10.    Stock option plan (continued):

       -------------------------------------------------------------------------------------------------------
                                                 Options outstanding                   Options exercisable
                                   ---------------------------------------------  ----------------------------
                                                        Weighted

                                           Number        average        Weighted         Number       Weighted
                                     outstanding,      remaining         average   exercisable,        average
       Range of                     September 30,    contractual        exercise  September 30,       exercise
       exercise price                        2002   life (years)           price           2002         prices
       -------------------------------------------------------------------------------------------------------
       $  1.00 - $  3.65                1,816,364           1.22        $   2.68      1,118,400      $    1.73
       $  6.74 - $  9.90                  947,800           1.66            8.08        588,266           7.98
       $11.10 - $13.50                    225,000           1.51           11.19        250,000          11.10
       $15.50 - $17.80                    194,850           1.77           17.04        129,817          16.26

       -------------------------------------------------------------------------------------------------------
                                        3,184,014                                     2,086,483
       =======================================================================================================

       Changes in the employee stock option plans during the years ended
       September 30, 2002 and 2001, are as follows:

       -------------------------------------------------------------------------------------------------------
                                                          2002                                 2001
       -------------------------------------------------------------------------------------------------------
                                                                  Weighted                           Weighted
                                                                    average                            average
                                                                   exercise                           exercise
                                                   Options            price             Options          price
       -------------------------------------------------------------------------------------------------------

       Outstanding, beginning of year            2,973,316        $    8.70           3,703,316      $    8.96
       Granted                                   1,416,455             1.31             538,150          10.85
       Exercised                                   (97,725)            1.03            (192,900)          3.39
       Cancelled                                (1,108,032)            8.44          (1,075,250)         11.63

       -------------------------------------------------------------------------------------------------------
       Outstanding, end of year                  3,184,014             8.70           2,973,316           8.70
       =======================================================================================================

       Options exercisable, end of year          2,086,483        $    5.57           1,731,833      $    7.59

       =======================================================================================================

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

11.    General and administrative:

       Included in general and administrative expenses recorded in 2002 is $2,507,638 for facility consolidations and a workforce reduction. The following table details the components of the charge:

       -------------------------------------------------------------------------

       Employee termination costs                                  $     515,638
       Lease obligations                                               1,992,000

       -------------------------------------------------------------------------
                                                                   $   2,507,638
       =========================================================================


       The following table details the activity in the accrued liability, which is included in accounts payable and accrued liabilities and long-term accrued liabilities (refer to note 8):

       ------------------------------------------------------------------------
                                        Employee
                                     termination            Lease
                                           costs      obligations         Total
       ------------------------------------------------------------------------

       Balance, October 1, 2001      $   357,212    $  4,508,652  $   4,865,864
       Charge                            515,638       1,992,000      2,507,638
       Cash payments                    (664,712)     (1,859,699)    (2,524,411)

       ------------------------------------------------------------------------
       Balance, September 30, 2002   $   208,138    $  4,640,953   $  4,849,091
       ========================================================================

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

12.    Income taxes:

       The income tax recovery differs from the amount that would be computed by applying the statutory income tax rate of 39.12% (2001 - 42.12%) to the loss before income taxes. The reasons for the differences are as follows:

       -------------------------------------------------------------------------
                                                       2002                 2001
       -------------------------------------------------------------------------

       Computed tax recovery                   $(4,926,215)        $(18,914,240)

       Increase (decrease) resulting from:
           Permanent differences                  (311,037)            (175,132)
           Unrecognized benefit of tax losses    5,902,139           13,723,152
           Other                                  (664,887)           3,805,443

       -------------------------------------------------------------------------
                                               $        -          $ (1,560,777)
       =========================================================================

       The tax effects of temporary differences that give rise to significant portions of the future tax assets and future tax liabilities at September 30, 2002 and 2001 are presented below:

       -------------------------------------------------------------------------
                                                       2002                 2001
       -------------------------------------------------------------------------

       Future tax assets:
           Tax loss carry forwards             $23,243,073         $ 14,970,782
           Reserves for disallowed expenses      1,721,018            1,581,477
           Other                                 1,249,257            1,054,903
       -------------------------------------------------------------------------
                                                26,213,348           17,607,162
           Less valuation allowance            (26,213,348)         (17,607,162)

       -------------------------------------------------------------------------
       Net future tax asset                    $        -          $          -
       =========================================================================

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

12.    Income taxes (continued):

       The Company has certain tax losses available, which can be applied against future taxable income. The Company also has certain investment tax credits available in Canada, which can be applied against future taxes payable. As at September 30, 2002, these items expire as follows:

       -------------------------------------------------------------------------
                                                                   Investment
       Year ended September 30,               Tax losses          tax credits
       -------------------------------------------------------------------------

       2003                              $       166,449       $            -
       2004                                    1,113,744                    -
       2005                                    2,001,757                    -
       2006                                    2,907,720                    -
       2007                                   10,014,309                    -
       2008                                   25,445,122              294,801
       2009                                   13,962,562                    -
       Thereafter                              4,685,819                    -

       -------------------------------------------------------------------------
                                         $    60,297,482       $      294,801
       =========================================================================


13.    Financial instruments:

       (a) Fair value:

           The fair value of all financial assets and liabilities approximates their carrying value due to their short maturities, based on management's estimates.

       (b) Credit risk:

           The Company is subject to risk of non-payment of accounts receivable. The Company mitigates this risk by monitoring the credit worthiness of its customers.

       (c) Foreign exchange risk:

           The Company undertakes sales and purchase transactions in foreign currencies, and therefore may be adversely affected by fluctuations in foreign currencies. To date, the Company has not entered into any foreign currency derivative arrangements to mitigate this risk.

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

14.    Commitments:

       The Company is committed to the following minimum lease payments on operating leases for office premises and equipment for the fiscal years ending September 30:

       -------------------------------------------------------------------------

       2003                                              $     3,610,000
       2004                                                    3,310,000
       2005                                                    2,870,000
       2006                                                    2,940,000
       2007                                                    3,120,000
       2008 and thereafter                                    13,060,000

       -------------------------------------------------------------------------
                                                        $     28,910,000
       =========================================================================


15.    Segmented information:

       The Company operates principally in one reportable business segment, the development, marketing and distribution of unified communications and collaborative software solutions. Financial information by geographic area is as follows:

       (a) Revenue:

       -------------------------------------------------------------------------
                                                       2002                 2001
       -------------------------------------------------------------------------

           Canada                           $     1,819,989       $    3,411,493
           United States                          8,291,061            6,584,021
           Europe                                 8,421,818            7,155,523

       -------------------------------------------------------------------------
                                            $    18,532,868       $   17,151,037
       =========================================================================

       (b) Capital assets and intangible assets:

       -------------------------------------------------------------------------
                                                    Capital           Intangible
           2002                                      assets               assets
       -------------------------------------------------------------------------

           Canada                           $     3,112,825       $           -
           United States                                  -                   -
           Europe                                   274,117           2,295,408

       -------------------------------------------------------------------------
                                            $     3,386,942       $   2,295,408
       =========================================================================

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------




15.    Segmented information (continued):

       -------------------------------------------------------------------------
                                                    Capital           Intangible
           2001                                      assets               assets
       -------------------------------------------------------------------------

           Canada                            $   4,093,095        $     169,170
           United States                            25,852                    -
           Europe                                  397,544            3,245,229

       -------------------------------------------------------------------------
                                             $   4,516,491        $   3,414,399
       =========================================================================


16.    Related party transactions:

       Management fees paid to directors and companies controlled by directors amounted to $35,000 (2001 - $133,450) during the year.

17.    United States generally accepted accounting principles:

       These financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which conform in all material respects with those in the United States ("U.S. GAAP") during the years presented, except as described below.

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

17.    United States generally accepted accounting principles (continued):

       The following table reconciles loss for the year as reported in the accompanying consolidated statements of operations to the loss for the year that would have been reported had the consolidated financial statements been prepared in accordance with U.S. GAAP.

       -------------------------------------------------------------------------------------------------------
                                                                                     2002                 2001
       -------------------------------------------------------------------------------------------------------
       Loss for the year in accordance with Canadian GAAP                $    (12,592,574)     $   (43,344,826)
       Effect of adjustments for stock-based
         compensation (a)                                                      (1,112,000)           9,041,000
       Amortization of additional goodwill (c)                                          -             (245,451)

       -------------------------------------------------------------------------------------------------------
       Loss for the year in accordance with U.S. GAAP                    $    (13,704,574)     $    34,549,277
       =======================================================================================================

       Basic and diluted loss per common share -
         U.S. GAAP (d)                                                   $          (0.57)     $         (1.44)

       =======================================================================================================

       Weighted average number of common
         shares outstanding (d)                                                24,114,660           23,929,199

       =======================================================================================================

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

17.    United States generally accepted accounting principles (continued):

       The following table reconciles the items in the Company's 2002 and 2001 consolidated balance sheets affected by U.S. GAAP with the equivalent amounts that would have been reported had the financial statements been presented in accordance with U.S. GAAP.

       -------------------------------------------------------------------------------------------------------
                                                                                 Deferred
                                                                              stock-based           Additional
                                                                             compensation              paid-in
       2002                                                   Deficit             expense              capital
       -------------------------------------------------------------------------------------------------------
       As shown in the consolidated
         balance sheet in accordance
         with Canadian GAAP at
         September 30, 2002                        $      (81,390,465)    $             -     $              -
       Effect of adjustments for stock-based
         compensation - stock options (a)                  (5,993,000)           (305,000)           6,298,000
       Effect of adjustments for stock-based
         compensation - escrow shares (b)                (167,298,000)                  -          167,298,000
       Amortization of additional goodwill (c)               (654,542)                                 654,542

       -------------------------------------------------------------------------------------------------------
       In accordance with U.S. GAAP
         at September 30, 2002                     $     (255,336,007)    $      (305,000)    $    174,250,542
       =======================================================================================================

       -------------------------------------------------------------------------------------------------------
                                                                                Deferred
                                                                              stock-based           Additional
                                                                             compensation              paid-in
       2001                                                   Deficit             expense              capital
       -------------------------------------------------------------------------------------------------------

       As shown in the consolidated balance
         sheet in accordance with Canadian
         GAAP at September 30, 2001                $      (68,797,891)    $             -     $              -
       Effect of adjustments for stock-based
         compensation - stock options (a)                  (4,881,000)         (1,711,000)           6,592,000
       Effect of adjustments for stock-based
         compensation - escrow shares (b)                (167,298,000)                  -          167,298,000
       Amortization of additional goodwill (c)               (654,542)                  -              654,542

       -------------------------------------------------------------------------------------------------------
       In accordance with U.S. GAAP
         at September 30, 2001                     $     (241,631,433)    $    (1,711,000)    $    174,544,542
       =======================================================================================================


       (a) Stock-based compensation:

           Under Canadian GAAP, no compensation expense is recognized when stock options are issued. Any consideration paid on the exercise of stock options is recorded as an increase to capital stock.

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

17.    United States generally accepted accounting principles (continued):


       Under U.S. GAAP, Statement of Financial Accounting Standards ("SFAS") No. 123, establishes financial accounting and reporting standards for stock-based employee compensation plans as well as transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. As permitted by the SFAS No. 123, the Company has elected to continue to follow the intrinsic value method of accounting for stock-based compensation arrangements, as provided for in APB 25. During the fiscal years ended September 30, 2002 and 2001 as well as for fiscal years prior to 2001, certain compensatory employee stock options were issued at an option price less than the estimated market price. In accordance with Accounting Principles Board ("APB") 25, the difference between the estimated market price and the option price was recorded as deferred stock compensation expense and is being amortized to earnings over the vesting period.

       Under U.S. GAAP, the Company accounts for equity instruments issued to non-employees using the fair value method in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling, Goods or Services".

       Under U.S. GAAP, equity instruments issued to non-employees that are fully vested and non-forfeitable are measured at fair value at the issuance date and expensed in the period over which the benefit is expected to be received. Equity instruments issued to non-employees which are either unvested or forfeitable, for which counterparty performance is required for the equity instrument to be earned, are measured initially at fair value and subsequently adjusted for changes in fair value until the earlier of: (i) the date at which a commitment for performance is required for performance by the counterparty to earn the equity instrument, is reached, or (ii) the date at which the counterparty's performance is complete.

       Accordingly, for U.S. GAAP purposes, for the year ended September 30, 2002, net loss would be increased by $1,112,000 (2001 - decreased by $9,041,000) from the amount reported for Canadian GAAP purposes. As at September 30, 2002, additional paid-in capital would be decreased by $294,000 (2001 - decreased by $9,551,000) and deferred compensation expense would be decreased by $1,406,000 (2001 - decreased by $510,000) from the amounts reported for Canadian GAAP purposes. The effect on fiscal years prior to 2001 would result in an increase in the deficit of $13,922,000, an increase in deferred stock compensation expense of $2,221,000 and an increase in additional paid-in capital of $16,143,000 at September 30, 2000.

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

17.    United States generally accepted accounting principles (continued):

       (b) Stock-based compensation - escrow shares:

           Under U.S. GAAP, the Company records compensation on the date that the condition for release of shares from escrow is met, calculated as the difference between the issue price and the market price. Compensation is further recorded under variable accounting for all options subject to escrow until such date as the conditions for release are attained.

           Under Canadian GAAP, there is no requirement to record compensation on the release of shares from escrow. Compensation expense of $167,298,000 would be reported under U.S. GAAP in the years prior to 2001 and would result in an increase of the same amount in the additional paid-in capital, deficit and net loss.

           1997 escrow agreement:

           Pursuant to an agreement dated December 15, 1997 (the "1997 escrow agreement"), the initial three shareholders, directors and promoters of the Company placed 4,3700,000 common shares in escrow. The shares were issued at $0.01 each prior to the Company becoming public. Of these shares, 4,000,000 were designated as performance shares with the balance subject to automatic release on September 30, 1998. The performance shares were subject to escrow restrictions to the effect that they could not be traded or dealt with in any manner whatsoever but could be released on a pro-rata basis based upon a schedule of releases over the period from September 16, 1998 to September 16, 2002 subject to the satisfaction of additional performance requirements based on cash flow.

           Under U.S. GAAP, compensation would be accrued on the 4,000,000 performance shares at the date when the performance criteria are met, calculated as the difference between the market price at that date and the issue price. As the performance criteria were not met, no compensation was recorded on the performance shares until the escrow agreement was modified (see 2000 escrow agreement).

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

17.    United States generally accepted accounting principles (continued):

           1999 escrow agreement:

           Pursuant to an agreement dated June 23, 1999 (the "1999 escrow agreement"), the Company placed into escrow 4,121,454 of the 4,363,635 common shares issued in exchange for the issued shares of the SoftArc Group. The 1999 escrow shares were subject to escrow restrictions to the effect that they could not be traded or dealt with in any manner whatsoever but could be released pro-rata based upon a schedule of releases over the period from September 30, 1999 to September 30, 2002 subject to the satisfaction of additional performance requirements based on gross revenue.

           Based on management's estimates of future gross revenue, it was considered probable that the shares would be released from escrow on the date of their issuance. Accordingly, under U.S. GAAP, compensation expense was recorded at that date, calculated as the difference between the market price and the issue price. Variable accounting continues through to the settlement of the arrangement.

           As a result of this escrow agreement, under US. GAAP, compensation of $78,952,000 and $386,000 would be recorded in the years ended September 30, 2000 and 1999, respectively.

           2000 escrow agreement:

           During the year ended September 30, 2000, the Company made application and received permission to modify the 1997 and 1999 escrow agreements. The modified escrow agreement provided for the automatic release of the escrowed shares at various specified dates and provided that all shares would be released by September 2002.

           As a result of the modification of the escrow agreement, dated March 24, 2000, all shares held in escrow were subject to release and, accordingly, under U.S. GAAP, compensation expense of $87,960,000 would be recorded during the year ended September 30, 2000 related to the 1997 escrow agreement, while no additional compensation would be recorded under the 1999 escrow agreement.

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------




17.    United States generally accepted accounting principles (continued):


       (c) Additional purchase consideration:


           For the purpose of reporting under U.S. GAAP, the aggregate purchase price recorded on an acquisition is based on the average closing market price of the Company's common shares on the dates around the announcement of the acquisition. For the purposes of reporting under Canadian GAAP for business combinations prior to July 1, 2001, the aggregate purchase price is based on the closing price prior to the date of the acquisition less an applicable discount.

           Under U.S. GAAP, the aggregate purchase price of the Company's acquisition of SoftArc Group was based on the average closing market price two days before and two after the announcement date of the acquisition, resulting in additional goodwill and additional paid-in capital of $654,542. Amortization of the additional goodwill increased amortization expense by $245,451 for the year ended September 30, 2001. The effect on fiscal years prior to 2001 resulted in an increase in the deficit of $409,091 and a reduction in goodwill of $409,091.

       (d) Recently issued accounting standards not yet implemented:

           (i) SFAS No. 141 - Business Combinations and SFAS No. 142 - Goodwill and Other Intangibles:

                On June 29, 2001, the Financial Accounting Standard Board ("FASB") approved for issuance SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. As a result, the pooling-of-interests method will be prohibited. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Thus, amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adopting of SFAS No. 142 which, for the Company, will be October 1, 2002; however, for any acquisitions completed after June 30, 2001, goodwill and intangible assets with an indefinite life will not be amortized.

                The adoption of SFAS No. 141 will not have an impact on the Company as it has applied the purchase method to all previous business combinations. The Company has evaluated the impact of adopting SFAS No. 142 and has determined that it will not be required to recognize any new identifiable intangible assets apart from goodwill or record any transitional impairment losses.

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)





17.    United States generally accepted accounting principles (continued):


           (ii) SFAS No. 143 - Accounting for Asset Retirement Obligations:

                In June 2001, FASB approved SFAS No. 143, "Accounting for Asset Retirement Obligations". That standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is amortized over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. SFAS No. 143 is applicable for years beginning after June 15, 2002. The Company has not yet determined the effects of the new standard, if any, on its financial statements.

          (iii) SFAS No. 144 - Accounting for Impairment or Disposal of Long-Lived Assets:

                In October 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS supercedes SFAS No. 121, and the accounting and reporting provisions of APB 30 for the disposal of a segment of a business. The provisions of SFAS No. 144 are effective for fiscal years beginning after December 15, 2001. The Company has determined that the adoption of the standard will have no effect on its business, results of operations and financial condition.

           (iv) SFAS No. 146 - Accounting for Costs Associated with Exit or Disposal Activities:

                In July 2001, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 addressed financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs incurred in a Restructuring)". The principal differences between SFAS No. 46 and Issue No. 94-3 related to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. SFAS No. 46 requires that a liability for a cost associated with an exit or disposal activity be recognized at the date of an entity's commitment to an exit plan. The provisions of SFAS No. 46 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company has determined that the adoption of the standard will have no effect on its financial statements.

CENTRINITY INC.
Notes to Consolidated Financial Statements (continued)

Years ended September 30, 2002 and 2001
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

18.    Subsequent event:

       On November 1, 2002, the Company was acquired by and amalgamated with 3801853 Canada Inc., a wholly owned subsidiary of Open Text Corporation. As a result of the acquisition, the Company's Class A common shares were de-listed from the Toronto Stock Exchange ("TSX").

19.    Comparative figures:

       Certain comparative figures have been reclassified to conform with the financial statement presentation adopted in the current year.